EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-4412) and Form S-3 (No. 333-21505) of Paradigm Technology, Inc. of our report dated January 23, 1997, except as to the second paragraph of Note 14, which is as of February 21, 1997, and except as to the fifth paragraph of Note 1 and the second paragraph of Note 15, which are as of July 31, 1997, appearing on page 3 of this Current Report on Form 8-K.



Price Waterhouse LLP

San Jose, California
August 21, 1997


                                      -26-